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                                   EXHIBIT 21
                        PENNROCK FINANCIAL SERVICES CORP.

                         SUBSIDIARIES OF THE REGISTRANT

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                    Subsidiary                                State of Incorporation or Organization
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
Blue Ball National Bank                                  National Banking Association
1060 Main St.
Blue Ball, PA 17506

       PennRock Insurance Group, Inc.                    Pennsylvania
       100 West Main St.
       Terre Hill, PA 17581

The National Advisory Group, Inc.                        Pennsylvania
715 Twining Rd.
Dresher, PA 19025

       National Actuarial Consultants, Ltd.              Pennsylvania
       715 Twining Rd.
       Dresher, PA 19025

       National Financial Advisors, Inc.                 Pennsylvania
       715 Twining Rd.
       Dresher, PA 19025

       NFA Brokerage Services, Inc.                      Pennsylvania
       715 Twining Rd.
       Dresher, PA 19025

       National Shareholder Services, Inc.               Pennsylvania
       715 Twining Rd.
       Dresher, PA 19025

Pension Consulting Services, Inc.                        Pennsylvania
715 Twining Rd.
Dresher, PA 19025

1906 Founders, Inc.                                      Delaware
2711 Centerville Road, Ste 400
Wilmington, DE  19808
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